February 25, 1997
Mr. Richard A. Redeker, President
Prudential Mutual Funds
Gateway Center Three 100 Mulberry Street
Newark, New Jersey 07102-4072

Dear Mr. Redeker:

This is to confirm that the client-auditor relationship

 between Deloitte & Touche llp and the

 following Prudential Mutual Funds has been terminated:

The BlackRock Government Income Trust
Global Utility Fund, Inc.Prudential Allocation Fund
Prudential California Municipal Fund
Prudential Distressed Securities Fund, Inc.
Prudential Diversified Bond Fund, Inc.
 Prudential Dryden Fund
Prudential Equity Income Fund
Prudential Europe Growth Fund, Inc.
Prudential Global Limited Maturity Fund, Inc.
Prudential Institutional Liquidity Portfolio, Inc.
 Prudential Jennison Series Fund, Inc.
Prudential MoneyMart Assets, Inc.
Prudential Multi-Sector Fund, Inc. Prudential
Municipal Bond Fund Prudential
Municipal Series Fund Prudential Pacific Growth
Fund, Inc.
Prudential Special Money Market Fund, Inc.
 Prudential Structured Maturity Fund, Inc.
 Prudential World Fund, Inc.
The Global Total Return Fund, Inc.
The Target Portfolio Trust

Yours very truly,

DELOITTE & TOUCHE LLP
New York, New York


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